UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Aditxt, Inc. (the “Company”) filed on December 26, 2023 (the “Original Report”) in order to remove certain disclosure under Item 1.01 of the Original Report with respect to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company, Adicure, Inc., a Delaware corporation (“Merger Sub”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”) in response to certain comments received by the Company on its Preliminary Proxy Statement on Schedule 14A.

This Amendment No. 1 does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing date of the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2023, Aditxt, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holders (the “Holders”) of an aggregate of 22,280 shares of Series F-1 Convertible Preferred Stock of Evofem Biosciences, Inc. (the “Evofem Series F-1 Preferred Stock”) agreed to exchange their respective shares of Evofem Series F-1 Preferred Stock for an aggregate of 22,280 shares of a new series of convertible preferred stock of the Company designated as Series A-1 Convertible Preferred Stock, $0.001 par value, (the “Series A-1 Preferred Stock”).

On December 26, 2023, in connection with the Exchange Agreement, the Company entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) covering the resale of the shares of the Company’s common stock, par value $0.001 (the “Common Stock”) issuable upon conversion of the Series A-1 Preferred Stock (the “Conversion Shares”) (i) on the later of (x) the 15th calendar day after the closing date, or (y) the 2nd business day following the Stockholder Approval Date (as defined in the Exchange Agreement”), with respect to the initial registration statement and (ii) on the date on which the Company is required to file any additional Registration Statement pursuant to the terms of the Registration Rights Agreement with respect to any additional Registration Statements that may be required to be filed by the Company (the “Filing Deadline”). Pursuant to the Registration Rights Agreement, the Company is required (i) to have the initial Registration Statement declared effective by the SEC on the earlier of (x) the 60th calendar day after the Filing Deadline (or the 90th calendar day after the Filing Deadline if subject to a full review by the SEC), and (y) the 2nd business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed, and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company, the earlier of (x) the 60th calendar day following the date on which the Company was required to file such additional Registration Statement (or the 90th calendar day if subject to a full review by the SEC), and (y) the 2nd business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed. In the event that the Company fails to file the Registration Statement by the Filing Deadline, have it declared effective by the Effectiveness Deadline, or the prospectus contained therein is not available for use or the investor is not otherwise able to sell its Warrant Shares pursuant to Rule 144, the Company shall be required to pay the investor an amount equal to 2% of the stated value of such Holder’s Series A-1 Preferred Stock on the date of such failure and on every thirty date anniversary until such failure is cured.

The information set forth below in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” relating to the Series A-1 Preferred Stock and the Series A-1 Certificate of Designations (defined below) is incorporated by reference herein in its entirety. The foregoing descriptions of the Series A-1 Certificate of Designations, the Exchange Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Series A-1 Certificate of Designations, the Exchange Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 3.1, 10.1, and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Series A-1 Preferred Shares pursuant to the Exchange Agreement is incorporated by reference herein in its entirety. The Company will issue the Series A-1 Preferred Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A-1 Certificate of Designation

On December 22, 2023, the Company filed a Certificate of Designation for its Series A-1 Preferred Stock with the Secretary of State of Delaware (the “Series A-1 Certificate of Designations”). The following is only a summary of the Series A-1 Certificate of Designations, and is qualified in its entirety by reference to the full text of the Series A-1 Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount, and Par Value. The number of Series A-1 Preferred Stock designated is 22,280 shares. The shares of Series A-1 Preferred Stock have a par value of $0.001 per share and a stated value of $1,000 per share.

Conversion Price. The Series A-1 Preferred Stock will be convertible into shares of Common Stock at an initial conversion price of $4.44 (subject to adjustment pursuant to the Series A-1 Certificate of Designations) (the “Conversion Price”). The Certificate of Designations also provides that in the event of certain Triggering Events (as defined below) any holder may, at any time, convert any or all of such holder’s Series A-1 Preferred Stock at an alternate conversion rate equal to the product of (i) the Alternate Conversion Price (as defined below) and (ii) the quotient of (x) the 25% redemption premium multiplied by (y) the amount of Series A-1 Preferred Stock subject to such conversion. “Triggering Events” include, among others, (i) a suspension of trading or the failure to be traded or listed on an eligible market for five consecutive days or more, (ii) the failure to remove restrictive legends when required, (iii) the Company’s default in payment of indebtedness in an aggregate amount of $500,000 or more, (iv) proceedings for a bankruptcy, insolvency, reorganization or liquidation, which are not dismissed with 30 days, (v) commencement of a voluntary bankruptcy proceeding, and (viii) final judgments against the Company for the payment of money in excess of $100,000. “Alternate Conversion Price” means the lowest of (i) the applicable conversion price the in effect, (ii) the greater of (x) $0.888 (the “Floor Price”) and (y) 80% of the volume weighted average price (“VWAP”) of the Common Stock on the trading day immediately preceding the delivery of the applicable conversion notice. Further, the Series A-1 Certificate of Designations provides that if on any of the 90th and 180th day after each of the occurrence of any Stock Combination Event (as defined in the Series A-1 Certificate of Designations) and the Applicable Date (as defined in the Series A-1 Certificate of Designations), the conversion price then in effect is greater than the market price then in effect (the “Adjustment Price”), on such date then the conversion price shall automatically lower to the Adjustment Price.

Dividends. Holders of the Series A-1 Preferred Stock shall be entitled to receive dividends when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash, in securities of the Company or any other entity, or using assets as determined by the Board on the Stated Value of such Preferred Share.

Liquidation. In the event of a Liquidation Event (as defined in the Series A-1 Certificate of Designation), the holders the Series A-1 Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any other shares of capital stock of the Company, equal to the greater of (A) 125% of the Conversion Amount (as defined in the Series A-1 Certificate of Designation) on the date of such payment and (B) the amount per share such holder of Series A-1 Preferred Stock would receive if they converted such share of Series A-1 Preferred Stock into Common Stock immediately prior to the date of such payment

Company Redemption. The Company may redeem all, or any portion, of the Series A-1 Preferred Stock for cash, at a price per share of Series A-1 Preferred Stock equal to 115% of the greater of (i) the Conversion Amount (as defined in the Series A-1 Certificate of Designation)being redeemed as of the Company Optional Redemption Date (as defined in the Series A-1 Certificate of Designation) and (ii) the product of (1) the Conversion Rate (as defined in the Series A-1 Certificate of Designation) with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price (as defined in the Certificate of Designation) of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date (as defined in the Certificate of Designation) and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under the Certification of Designation.

Maximum Percentage. Holders of Series A-1 Preferred Stock are prohibited from converting shares of Series A-1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Voting Rights. The holders of the Series A-1 Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as expressly provided in the Certificate of Designations and where required by the DGCL.

Item 8.01. Other Information

As previously reported in a Current Report on Form 8-K filed by the Company, on November 21, 2023, the Company received written notification from The Nasdaq Stock Market (“Nasdaq”) that it had regained compliance with Nasdaq Listing Rule 5550(a)(4) (the “Public Float Rule”) and that it had until December 26, 2023 to demonstrate compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”).

As a result of the closing of the transactions described under Item 1.01 above with respect to the Exchange Agreement, the Company believes, as of the date of this filing, that it has stockholders’ equity in excess of $2,500,000, and has thereby regained compliance with the Nasdaq Stockholders’ Equity Requirement. The Company awaits Nasdaq’s confirmation of the same.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Series A-1 Certificate of Designations filed with the Secretary of State of Delaware (incorporated by reference to the Registrant’s current report on Form 8-K filed on December 26, 2023)
10.1	Exchange Agreement, dated December 22, 2023 by and between the Company and the holders signatory thereto (incorporated by reference to the Registrant’s current report on Form 8-K filed on December 26, 2023)
10.2	Registration Rights Agreement, dated December 22, 2023 by and between the Company and the holders signatory thereto (incorporated by reference to the Registrant’s current report on Form 8-K filed on December 26, 2023)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: June 21, 2024	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer